UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2011

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

(Address of Principal Executive Offices)

(609) 637-9700

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2011, the Board of Directors of Redpoint Bio Corporation (the “Company”) appointed Scott M. Horvitz to serve as the Interim President and Chief Executive Officer of the Company effective immediately.

Scott M. Horvitz, 52, has served as the Chief Financial Officer, Treasurer and Secretary of the Company since July 2004.  Prior to becoming Chief Financial Officer, Treasurer and Secretary of the Company, Mr. Horvitz was a consultant to the Company from August 2003 to June 2004. Mr. Horvitz has approximately 25 years of experience in accounting and financial management of biotechnology companies, including the management of initial public offerings with his two previous companies.   Mr. Horvitz holds a B.S. in Accounting from the University at Albany and is a Certified Public Accountant.

There was no arrangement or understanding between Mr. Horvitz and any other persons pursuant to which Mr. Horvitz was selected as Interim President and Chief Executive Officer.  There is no family relationship between Mr. Horvitz and any of the executive officers, directors or director nominees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: November 23, 2011

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary